SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported):  June 10, 1998




                              THE FIRST BANCSHARES, INC.
                              (Exact name of registrant
                             as specified in its charter)




        Mississippi                33-9428                    64-0862173
      (State or other           (Commission                (I.R.S. Employer
      jurisdiction of            File Number)             Identification No.)
      incorporation)




       6480 U.S. Highway 98 West, Hattiesburg, Mississippi         39404
            (Address of principal executive offices)             (Zip Code)




       Registrant's telephone number, including area code:  (601) 268-8998




                                 N/A
        (Former name or former address, if changed since last report.)






                                  Page 1 of 4 Pages
                         The Exhibit Index Appears on Page 4
ITEM 5.  OTHER EVENTS.

     On June 10, 1998, an Employment Agreement by and between the Company and The First National Bank of the Pine Belt in organization (the "Bank") and William M. Renovich (the "Executive") was executed in order to place Mr. Renovich as President and Chief Executive Officer of the Bank, and intends to assure the Executive that his employment will be of a reasonably secure nature.

     On June 19, 1998 a Bank Development Agreement by and among the Company and 16 individual organizers of The First National Bank of the Pine Belt (the "Bank") was executed. The Bank will be organized as a wholly-owned subsidiary of the Holding Company and is anticipated to be a national bank, chartered by the Office of the Comptroller of the Currency.

     A copy of the above mentioned agreements are filed as Exhibits 10.1 and
10.2 to this Current Report on Form 8-K.





































                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE FIRST BANCSHARES, INC.



                              By:     /s/ David E. Johnson
                                   David E. Johnson, Chief Executive Officer

Dated: June 19, 1998.





































                                 Exhibit Index



Exhibit No.    Description                             Sequential Page Number
-----------    -----------                             ----------------------

  10.1         Employment Agreement dated June 10,          Page 5
               1998 by and between the Company and
               The First National Bank of the Pine
               Belt and William M. Renovich.

  10.2         Bank Development Agreement dated             Page 23
               June 19, 1998 by and among the Company
               and the organizers of The First
               National Bank of the Pine  Belt.



































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